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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-4 of Antero Resources Corporation (the "Registration Statement") and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and related prospectus of information contained in our report dated January 19, 2012 relating to the estimates of the oil and gas reserves and related revenues of Antero Resources Corporation's Piceance Basin Properties.

        We further consent to the reference to this firm under the heading "EXPERTS" in the Registration Statement and related prospectus.

/s/ RYDER SCOTT COMPANY, LP Ryder Scott Company, LP

Denver, Colorado
November 26, 2014

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS